EXHIBIT 5

                                  Law Offices
                            LEDYARD H. DEWEES, P.A.
                               270 N.W. 3rd Court
                         BOCA RATON, FLORIDA 33432-3720
                            TELEPHONE (561) 368-1427
                            FACSIMILE (561)395-8312


                                                          January 14, 2002


B. Twelve, Inc.
3801 PGA Boulevard, Suite 802
Palm Beach Gardens, FL  33407

Re:  B. Twelve, Inc.
Registration Statement on Form SB-2

Dear Sir or Madam:

         We have acted as counsel for B. Twelve, Inc., a corporation existing under the laws of the State of Florida (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by
(i) the Company of 2,000,000 of the Company's unaffiliated and affiliated shareholders of 1,500,000 shares of common stock (collectively, the "common shares").

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Articles of Incorporation and Bylaws and (ii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed that conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the common shares will be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of Florida and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of Florida.

         We hereby consent to the filing of this opinion as an exhibit to the SB-2 registration statement and otherwise as may be appropriate to the subject matter described herein.

Respectively submitted,

Ledyard H. DeWees, P.A.

By: /s/ Ledyard H. DeWees
-------------------------
Ledyard H. DeWees
Florida Bar No. 019426